EXHIBIT 10(k)

                        AGREEMENT AND PLAN OF ACQUISITION

                                     BETWEEN

                      ARCHER-MICKELSON TECHNOLOGIES, L.L.C.

                                       AND

                          CLEARWORKS TECHNOLOGIES, INC.

Dated:  5-14-99

                                TABLE OF CONTENTS

ARTICLE I: ACQUISITION OF COMPANY BY BUYER AND RELATED MATTERS...............1
  1.1 THE ACQUISITION........................................................1
  1.2 CONVERSION OF STOCK; ACQUISITION CONSIDERATION.........................3
  1.3 ADDITIONAL RIGHTS; TAKING OF NECESSARY ACTION; FURTHER ACTION..........3
  1.4 NO FURTHER RIGHTS OR TRANSFERS.........................................4

ARTICLE II:  THE CLOSING.....................................................4
  2.1 CLOSING DATE...........................................................4
  2.2 CLOSING TRANSACTIONS...................................................4

ARTICLE III:  CERTAIN CORPORATE ACTION.......................................5
  3.1 COMPANY SPECIAL MEMBER MEETING.........................................5
  3.2 BUYER SPECIAL SHAREHOLDER MEETING......................................6

4............................................................................6
ARTICLE IV:  REPRESENTATIONS AND WARRANTIES..................................6
  4.1 REPRESENTATIONS AND WARRANTIES OF COMPANY..............................6
  4.2 REPRESENTATIONS AND WARRANTIES OF BUYER...............................17

5...........................................................................20
ARTICLE V:  AGREEMENTS OF THE PARTIES.......................................20
  5.1 ISSUANCE OF MEMBERSHIP INTEREST CERTIFICATES OF COMPANY...............20
  5.2 DISCLOSURE DOCUMENTS..................................................21
  5.3 ACCESS TO INFORMATION.................................................21
  5.4 CONFIDENTIALITY; NO SOLICITATION......................................22
  5.5 INTERIM OPERATIONS....................................................24
  5.6 CONSENTS..............................................................26
  5.7 FILINGS...............................................................26
  5.8 ALL REASONABLE EFFORTS................................................27
  5.9 PUBLIC ANNOUNCEMENTS..................................................27
  5.10  NOTIFICATION OF CERTAIN MATTERS.....................................27
  5.11  EXPENSES............................................................27
  5.12  DELIVERY OF PROXY BY COMPANY MEMBER.................................28

ARTICLE VI:  CONDITIONS TO CONSUMMATION OF THE MERGER.......................28
  6.1 CONDITIONS TO COMPANY'S OBLIGATIONS...................................28
  6.2 CONDITIONS TO BUYER'S OBLIGATIONS.....................................29

ARTICLE VII:  TERMINATION...................................................30
  7.1 TERMINATION...........................................................30
  7.2 NOTICE AND EFFECT OF TERMINATION......................................30
  7.3 EXTENSION; WAIVER.....................................................31
  7.4 AMENDMENT AND MODIFICATION............................................31

ARTICLE VIII:  MISCELLANEOUS................................................31
  8.1 INDEMNITY OBLIGATIONS.................................................31
  8.2 SURVIVAL..............................................................32

9...........................................................................33
ARTICLE VIII:  MISCELLANEOUS................................................33
  9.1 NOTICES...............................................................33
  9.2 ENTIRE AGREEMENT; ASSIGNMENT..........................................33
  9.3 BINDING EFFECT; BENEFIT...............................................34
  9.4 HEADINGS..............................................................34
  9.5 COUNTERPARTS..........................................................34
  9.6 GOVERNING LAW.........................................................34
  9.7 ARBITRATION...........................................................34
  9.8 LIMITATION ON INTEREST................................................35
  9.9 TITLE AND RISK OF LOSS................................................35
  9.10  SEVERABILITY........................................................35
  9.11  REMEDIES CUMULATIVE.................................................35
  9.12  CERTAIN DEFINITIONS.................................................35

                             EXHIBITS AND SCHEDULES

         EXHIBITS                         SCHEDULES
         --------                         ---------
2.2(B) Shareholder Agreement

                               1.2(a)     Loans to be Paid at Closing

                               4.1(a)     Articles of Organization and
                                          Regulations of Company

                               4.1(e)     Financial Statements

                               4.1(f)(i)  Location of Leased Property

                               4.1(f)(ii) Written Notice

                               4.1(h)     Litigation

                               4.1(j)(i)  Employee Benefit Plan

                               4.1(j)(ii) Employee Benefit Plan

                               4.1(j)(iv) Material Employment Arrangements,
                                          Contracts, etc.

                               4.1(m)     Investment Banking Fees

                               4.1(n)     Personal Property

                               4.1(o)     Intellectual Property

                               4.1(p-1)   Accounts Receivable

                               4.1(p-2)   Accounts Payable

                               4.1(q)     Material Contracts

                               4.1(r)(i)  Labor Relations; Employees

                               4.1(r)(ii) List of Employees

                               4.1(r)(v)  Strikes, grievance proceedings,
                                          arbitrations, etc.

                               4.1(r)(ix) Workers Compensation Reports

                               4.1(s)     Suppliers and Customers

                               4.1(t)     Conflicts of Interest

                               4.1(v)     Absence of Certain Changes

                               4.2(a) Articles of Incorporation and Bylaws of Buyer

                               4.2(d)     Authorized Capital Stock

                               4.2(g)     No Violations

                               4.2(i)     Litigation

                               4.2(l)     Investment Banking Fees

                        AGREEMENT AND PLAN OF ACQUISITION

       THIS AGREEMENT AND PLAN OF ACQUISITION (the "Agreement"), is made and entered into as of _____________, 1999, by and among CLEARWORKS TECHNOLOGIES, INC., a Delaware corporation ("Buyer") and ARCHER-MICKELSON TECHNOLOGIES, L.L.C., a Texas limited liability company ("Company") and Robert Archer, the sole membership interest holder of Company (sometimes referred to as the "Member").

                                    RECITALS

       WHEREAS, Buyer and Company have determined that it is in the best interests of their respective Shareholders and member for Buyer to acquire all the membership interest of Company so Company may be a wholly owned subsidiary of Buyer upon the terms and subject to the conditions set forth in this Agreement;

       WHEREAS, the Board of Directors of Buyer and the sole member of Company has approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement; and

       WHEREAS, for federal income tax purposes, it is intended that this acquisition of membership interest shall qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

       NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

ACQUISITION OF COMPANY BY BUYER  AND RELATED MATTERS

       1.1    THE ACQUISITION.

              (a) Upon the terms and conditions of this Agreement, at the "Effective Time" (as defined herein), COMPANY'S membership interest shall be acquired by BUYER and COMPANY shall become a wholly owned subsidiary of BUYER (the "Acquisition") in accordance with the provisions of the Texas Business Corporation Act (the "TBCA") and the Delaware General Corporation Law ("DGCL"). The COMPANY shall continue as a wholly owned subsidiary of BUYER, and shall change its business form to that of a corporation and its name to "CLEARWORKS INTERGRATION SERVICES, INC." in accordance with the provisions of the TBCA.

              (b) The Acquisition shall become effective as of the date of Closing when consideration is paid to the principals of COMPANY and COMPANY delivers COMPANY membership interests to Buyer. The date and time when the Acquisition shall become effective is referred to herein as the "Effective Time."

              (c) At the Effective Time:

                     (i) the effect of the Acquisition shall be as provided in the applicable provisions of the TBCA.

                     (ii) the COMPANY shall continue its existence under the laws of the State of Texas and its identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities shall continue unaffected and unimpaired by the Acquisition until COMPANY'S business form is changed to that of a corporation and COMPANY'S name is changed to "ClearWorks Integration Services, Inc.";

                     (iii) the existence and rights of COMPANY shall continue unaffected and unimpaired by the Acquisition until COMPANY'S business form is changed to that of a corporation and COMPANY'S name is changed to "ClearWorks Integration Services, Inc.";

                     (iv) all rights, privileges, immunities, franchises, title and interests to all assets, whether tangible or intangible and any real, personal and mixed property or property rights owned by COMPANY shall continue unaffected and unimpaired by the Acquisition until COMPANY'S business form is changed to that of a corporation and COMPANY'S name is changed to "ClearWorks Integration Services, Inc.";

                     (v) the Articles of Organization of COMPANY as in effect immediately prior to the consummation of the Acquisition, shall continue unaffected and unimpaired by the Acquisition, until COMPANY'S business form is changed to that of a corporation and COMPANY'S name is changed to "ClearWorks Integration Services, Inc.";

                     (vi) the Bylaws of the BUYER, as in effect immediately prior to the consummation of the Acquisition, shall continue unaffected and unimpaired by the Acquisition until thereafter amended as provided by law and such Bylaws; and

                     (vii) the Board of Directors and officers of the Surviving Corporation shall hold office subject to the provisions of the laws of the State of Texas.

                     (viii) COMPANY shall pay any and all sales, use, transfer or similar taxes payable in connection with the sale, transfer and assignment of the COMPANY Membership Interest to Buyer.

       1.2 CONVERSION OF STOCK; ACQUISITION CONSIDERATION.

              At the Effective Time, and without any action on the part of the parties hereto, the sole member of COMPANY or any other party,:

              (a) All of the shares of membership interest of COMPANY ("COMPANY Membership Interest") that are issued and outstanding as of the Effective Time shall, by virtue of the Acquisition and without any action on the part of any holder thereof, be converted into and represent the right to receive, and shall be exchangeable for, $50,000.00 on the date of Closing and 75,000 shares of Buyer Common Stock ("BUYER Common Stock") paid at Closing to Robert Archer, sole member of the Company. Also, BUYER shall discharge existing COMPANY loans in the amount not to exceed $6,000.00 at the time of closing. Each share of BUYER Common Stock shall be free of any "Encumbrance" (as defined herein), with all transfer and stamp taxes, if any, paid thereon by Buyer, and such shares will, upon their appropriate delivery date, appear as issued and outstanding on the books and records of BUYER;

              (b) Each certificate of capital membership interest of COMPANY held in treasury as of the Effective Time shall, by virtue of the Acquisition, be canceled without payment of any consideration therefor and without any conversion thereof;

              (c) BUYER shall pay all charges and expenses, including those of any exchange agent and the National Association of Securities Dealers, Inc., if any, in connection with the issuance or exchange of the shares of BUYER Common Stock for COMPANY Membership Interest;

              (d) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of COMPANY capital membership interest certificates (or any warrants or other rights to acquire any of the same) that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates of COMPANY capital membership interest (or any warrants or other rights to acquire any of the same) that were outstanding immediately prior to the Effective Time and represented to the Surviving Corporation, shall be canceled and exchanged for the consideration to be received therefor in connection with the Acquisition as provided in this Agreement; and

              (e) No fractional shares of BUYER Membership Interest shall be issued in the Acquisition, and each holder of COMPANY Membership Interest entitled to receive as part of the Acquisition Consideration fractional shares shall receive that number of shares of BUYER Common Stock rounded to the nearest whole number.

       1.3 ADDITIONAL RIGHTS; TAKING OF NECESSARY ACTION; FURTHER ACTION.

            The BUYER and COMPANY, respectively, shall each use its best efforts to take all such action as may be necessary and appropriate to effect the Acquisition under the TBCA as promptly as possible. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers of BUYER and COMPANY are fully authorized in the name of their corporations or otherwise, and notwithstanding the Acquisition, to take, and shall take, all lawful and necessary action.

       1.4 NO FURTHER RIGHTS OR TRANSFERS.

            At and after the Effective Time, the certificates of membership interest of COMPANY outstanding immediately prior to the Effective Time shall cease to provide the holders thereof any rights as a member of COMPANY, except for the right to surrender the certificate or certificates representing such shares and to receive the consideration to be received in the Acquisition as provided in this Agreement.

                                   ARTICLE II

                                   THE CLOSING

       2.1 CLOSING DATE.

            Subject to satisfaction or waiver of all conditions precedent set forth in Section 6 of this Agreement, the closing of the Acquisition (the "Closing") shall take place (a) at the offices of Royall & Fleschler, 1331 Lamar, Suite 1375, Houston, Texas 77010, at 10:00 a.m., local time, on May 14, 1999, or (b) at such other time and place and on such other date as BUYER and COMPANY shall agree. The date of the Closing is referred to herein as the "Closing Date."

            Following Closing, Buyer may receive and open all mail addressed to COMPANY and, to the extent that such mail and the contents thereof relate to the COMPANY, deal with the contents thereof in its discretion. Buyer shall notify COMPANY of (and provide the COMPANY copies of) any mail that on its face obliges COMPANY to take action.

       2.2 CLOSING TRANSACTIONS.

            At the Closing:

              (a) the holder of COMPANY Membership Interests shall surrender and deliver to the Buyer, as the parent company, all of such membership interests of COMPANY.

              (b) the holder of COMPANY membership interests shall, to the extent necessary to comply with applicable federal and state securities laws (including, if applicable, Rule 145 promulgated under the Securities Act of 1933, as amended), execute and deliver at the

Closing a copy of a Shareholder Agreement in a form to be mutually agreed by the parties at that time and attached to this Agreement as Exhibit 2.2(b) ("Shareholder Agreement");

              (c) Any outstanding membership agreements relating to COMPANY capital membership interest other than as contemplated by Section 6.2(c) shall have been terminated and evidence of such termination satisfactory to BUYER shall have been delivered to BUYER;

              (d) BUYER shall deliver or shall cause to be delivered to the holder of COMPANY Membership Interest a certificate or certificates representing the number of shares of BUYER Common Stock as such holder is entitled to receive in connection with the Acquisition

              (e) BUYER shall deliver a check in the amount of $50,000.00, payable to the order of Robert C. Archer;

              (f) BUYER shall deliver three checks to Robert C. Archer drawn in the following amounts and payable to the order of the following payees in discharge of existing COMPANY loans:

            $2,440.06 payable to the order of Richard F. Archer,

            Address: 4302 Meyerwood, Houston, Texas 77096

            $1,243.60 payable to the order of Jolynn H. Archer,

            Address: 413 Blanco Bend Dr., Wimberley, Texas 78676.

            $1,865.40 payable to the order of Yvonne J. Jackson

            Address: 807 S. Post Oak Lane #161, Houston, Texas 77056.

                                   ARTICLE III

                             CERTAIN COMPANY ACTION

       3.1 COMPANY SPECIAL MEMBER MEETING.

            COMPANY, acting through its sole Member, shall, in accordance with applicable Texas law, its Articles of Organization and Regulations:

              (a) duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of its Member as soon as practicable, but in no event later than thirty (30) days, following the date of this Agreement for the purpose of considering and approving this Agreement (which shall constitute the plan of Acquisition under the TBCA with respect to the Acquisition) and at which COMPANY'S member shall vote all shares of COMPANY owned by him or her in favor of the Acquisition and in opposition to all other contrary proposals; and

              (b) subject to its fiduciary duties to its Member under applicable law as advised by counsel, include in an information statement with respect to, the Special Meeting the unanimous recommendation of its that this Agreement be approved by the COMPANY'S sole member.

       3.2 BUYER SPECIAL SHAREHOLDER MEETING.

            BUYER, acting through its Board of Directors or by the Unanimous Consent of the Shareholders, shall, in accordance with applicable DGCL, its Certificate of Incorporation and Bylaws:

              (a) duly call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable, but in no event later than thirty
(30) days following the date of Closing, for the purpose of considering and approving this Agreement; and

              (b)subject to its fiduciary duties to its shareholders under applicable law as advised by counsel, include in a proxy statement for, or any information statement with respect to, the meeting the unanimous recommendation of its board of directors that this Agreement be approved by the shareholders of BUYER.

                                       4.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

       4.1 REPRESENTATIONS AND WARRANTIES OF COMPANY.

              As a material inducement to BUYER to execute this Agreement and consummate the Acquisition and other transactions contemplated hereby, COMPANY hereby makes the following representations and warranties to BUYER. For purposes of the representations and warranties set forth in 4.1 below, COMPANY shall be deemed to make the following representations and warranties with respect to COMPANY.

       (A) COMPANY EXISTENCE AND POWER.

              (i) COMPANY is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, and has all company powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. True, correct and complete copies of the Articles of Organization and Certificate of Good Standing are attached hereto as Schedule 4.1(a) and are made a part hereof.

              (ii) COMPANY does not have any subsidiary and does not have any interest in a corporation, partnership, joint venture or other business association or entity.

       (B) COMPANY AUTHORIZATION. The execution, delivery and performance by COMPANY of the Agreement and the consummation by COMPANY of the transactions contemplated hereby are within COMPANY'S company powers and have been duly authorized by all necessary company action. The Agreement constitutes a valid and binding agreement of COMPANY, enforceable in accordance with its terms. As of the Effective Time all company action on the part of COMPANY required under applicable law in order to consummate the Acquisition will have occurred.

       (C) NO CONTRAVENTION. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated thereby will not: (i) conflict with or result in any violation of any provision of the Articles of Organization or Regulations of COMPANY or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or to loss or a benefit under, or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, incense, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to COMPANY or its properties or assets, or result in the creation or imposition of any mortgage, lien, pledge, charge or security interest of any kind ("ENCUMBRANCE") on any asset of COMPANY, except, only as to clause (ii) above, such as is not reasonably likely to have a Material Adverse Effect or prevent COMPANY from consummating the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to COMPANY in connection with the execution and delivery of this Agreement by COMPANY or the consummation by COMPANY of the transactions contemplated hereby. The Member owns 100% of the outstanding voting membership interest of the COMPANY. Assuming the accuracy of the representations in the attached financial statements, no filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HRS Act") is required in connection with the transactions contemplated by this Agreement.

       (D) CAPITALIZATION. Except as set forth in this Section 4.1(d), there are outstanding (A) no membership interest certificates or other voting securities of COMPANY, (B ) no securities of COMPANY convertible into or exchangeable for membership interest certificates or voting securities of COMPANY and (C) no options, warrants or other rights to acquire from COMPANY, and no obligation of COMPANY to issue, any membership interest certificates, voting securities or securities convertible into or exchangeable for membership interest certificates or voting securities of COMPANY, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any membership interest certificates of COMPANY.

              (E) FINANCIAL STATEMENTS. Attached as Schedule 4.1(e) are copies of the following unaudited financial statements of COMPANY and accompanying notes, which were compiled by Robert C. Archer and which have previously been delivered to BUYER on or before the date hereof: Balance Sheet and Income Statement of COMPANY at and for the year ended December 31, 1998, and the Balance Sheet and Income Statement of COMPANY at and for the period ended April 30, 1999 (the April 30, 1999 Balance Sheet is hereinafter called the "Warranted Balance Sheet"). Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and fairly present in all material respects the financial position of COMPANY as of the date thereof and the results of operations for the periods then ended (subject to normal year-end adjustments).

              (F) REAL PROPERTIES.

                     (i) COMPANY currently leases real property at those locations identified on Schedule 4.1(f)(i) hereto pursuant to the true, correct and complete copies of the lease agreements attached to Schedule 4.1(f)(i). COMPANY owns or leases no other real estate. None of the leasehold interests held by COMPANY is subject to any Encumbrance, except (a) liens for ad valorem taxes not yet due or being contested in good faith; and (b) contractual or statutory mechanics or materialmen's liens or other statutory or common law Encumbrances relating to obligations of COMPANY that are not delinquent or are being contested in good faith. There are no Encumbrances which materially interfere with the present use of such leasehold.

                     (ii) Except as described on Schedule 4.1(f)(ii) hereto, COMPANY has not received any written notice from any governmental entity having jurisdiction over COMPANY or over any of the real property leased by COMPANY of any violation by COMPANY of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by COMPANY or of any condemnation or eminent domain proceeding.

                     (iii) Except such as has not had and is not reasonably likely to have a Material Adverse Effect, all of the buildings leased by COMPANY and all plumbing, HVAC, electrical, mechanical and similar systems are in good repair and adequate for their current use, ordinary wear and tear excepted.

                     (iv) COMPANY is not a party to any lease, sublease, lease assignment or other agreement for the use or occupancy of any of the leasehold premises wherein COMPANY is the landlord, sub-landlord or assignor, whether by name, as successor-in-interest or otherwise. There are no outstanding agreements with any party to acquire the leasehold premises or any portion thereof or any interest therein.

                     (v) All certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the leasehold premises occupied by COMPANY have been issued, are fully paid for and are in full force and effect, will survive the Effective Time and will not be invalidated, violated or otherwise adversely affected by the Acquisition or the other transactions contemplated by this Agreement.

              (G) NO CONTINGENT LIABILITIES. Except as set forth in the financial statements referred to in Section 4.1(e) above, at the Effective Time, COMPANY shall have no liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise and, to the knowledge of COMPANY after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected on: (i) the Warranted Balance Sheet; (ii) this Agreement or any Schedule or Exhibit hereto; or (iii) liabilities incurred since the date of the Warranted Balance Sheet solely in the ordinary course of business and as accurately reflected on the books and records of COMPANY; provided, however, that no liability shall be incurred from and after the date hereof which is in contravention of any negative covenant contained herein and applicable to COMPANY. Although the following costs and fees will be incurred in COMPANY'S ordinary course of business, for the purpose of clarity, COMPANY will incur, as the result of the Acquisition, costs and expenses for legal, accounting and professional services rendered to COMPANY incident to the Acquisition, the relocation of Tucker Lithographic, Inc.'s telephone system (currently housed on COMPANY'S leased premises), the relocation and cabling of Tucker Lithographic, Inc.'s file server (currently housed on COMPANY'S leased premises), and the removal of the door between COMPANY'S leased premises and Tucker Lithographic, Inc. and its replacement with a suitable wall.

              (H) LITIGATION. Except as described on Schedule 4.1(h) hereto there is no action, suit, claim, investigation or proceeding (or, to the knowledge of COMPANY, any basis therefor) pending against, or to the knowledge of COMPANY threatened, against or affecting COMPANY or any of its properties before any court or arbitrator or any governmental body, agency or official that
(i) if adversely determined against COMPANY, would have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Acquisition or any of the other transactions contemplated by the Agreement.

              (I) TAXES. COMPANY has timely filed all tax returns required to be filed by it, or will timely file when due all tax returns required to be filed by it between the date hereof and the Effective Time. COMPANY has paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of COMPANY reflect, or will reflect, adequate reserves for all taxes payable by COMPANY which have been, or will be, accrued but are not yet due. COMPANY is not delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against COMPANY, COMPANY is not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending, or to COMPANY'S knowledge, threatened against COMPANY. All taxes which COMPANY is required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign income, payroll, property, sales, franchise, excise and other taxes of any nature whatsoever. COMPANY has not granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of COMPANY, except Encumbrances for current taxes not yet due. There are no tax sharing or tax allocation agreements to which COMPANY is now or ever has been a party. COMPANY
(A) has not been a member of an affiliated group filing a consolidated federal income tax return and (B) has no liability for the taxes of any person (other than COMPANY) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

              (J) HEALTH BENEFITS. (i) Schedule 4.1(j)

                     (i) identifies the Group Insurance provided by the COMPANY, which includes Life Insurance, Long Term Disability and Major Medical issued by Fortis Benefits. All of such policies are in full force and effect and all premiums payable have been paid in full and COMPANY is in full compliance with the terms and conditions of such policies. COMPANY has not received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business. None of such policies are subject to cancellation by virtue of the Acquisition or the consummation of the other transactions contemplated by this Agreement.

              (K) INSURANCE COVERAGE. COMPANY maintains insurance covering its assets, business, equipment, properties, operations, employees, officers and directors with such coverage, in such amounts, and with such deductibles and premiums as are consistent with insurance coverage provided for other companies of comparable size and in comparable industries. All of such policies are in full force and effect and all premiums payable have been paid in full and COMPANY is in full compliance with the terms and conditions of such policies. COMPANY has not received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business. Some of such policies, specifically, the premises liability insurance, may be subject to cancellation by virtue of the Acquisition or the consummation of the other transactions contemplated by this Agreement. There is no claim by COMPANY pending under any of such policies as to which coverage has been questioned or denied.

              (L) COMPLIANCE WITH LAWS. To the best of the knowledge of COMPANY, COMPANY is not in violation of, and has not violated, any applicable provisions of any laws, statutes, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect or constitute a felony. To the best of the knowledge of COMPANY, no such laws, statutes, ordinances or regulations require or are reasonably expected to require capital expenditures by COMPANY that are reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, COMPANY has all licenses, permits, certificates and authorizations needed or required for the conduct of COMPANY'S business as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a license, permit, certificate or authorization would not have a Material Adverse Effect.

              (M) INVESTMENT BANKING FEES. Except as disclosed on Schedule 4.1(m), there is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, COMPANY to act on its behalf who might be entitled to any fee or commission from COMPANY or BUYER or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

              (N) PERSONAL PROPERTY. COMPANY has good and valid title to all of its personal property, tangible and intangible, reflected on the Warranted Balance Sheet and to all other personal property owned by it, free and clear of any Encumbrance, except that certain file server which is to be relocated and recabled at Tucker Lithographic, Inc.'s leased premises. COMPANY is the owner of all of its personal property now located in or upon its leased premises and of all personal property which is used in the operation of its business. All such equipment, furniture and fixtures and other tangible personal property are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair. All inventory as reflected on the Warranted Balance Sheet is useable in the ordinary course of business free from material defects.

              (O) INTELLECTUAL PROPERTY; INTANGIBLE PROPERTY. The names of COMPANY listed on Schedule 4.1(o) are the only names and trademarks which are used by COMPANY in the operation of its business . Since its organization, COMPANY has not done business and has not been known by any other name other than by its Name. COMPANY owns and has the exclusive right to use all intellectual property presently in use by it and necessary for the operation of its business as now being conducted, which intellectual property includes trade secrets, customer lists and other proprietary information. There are no outstanding licenses or consents granting third parties the right to use any intellectual property owned by COMPANY. No royalties or fees are payable by COMPANY to any third party by reason of the use of any of its intellectual property. All computer software used by COMPANY in the operation of its business is readily available in a retail purchase pursuant to a "shrink wrap" license. COMPANY has received no notice of any adversely held patent, invention, trade mark, copyright, service mark or trade name of any person, or any claims of any other person relating to any of the intellectual property subject hereto, and to the knowledge of COMPANY, there is no reasonable basis for any such charge or claim. There is no presently known threatened use or encroachment of any such intellectual property.

              (P) ACCOUNTS RECEIVABLE. Schedule 4.1(p-1) sets forth a complete listing of all accounts receivable and notes payable ("Accounts Receivable"). Each of the Accounts Receivable of COMPANY constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of COMPANY to which each such account is payable and has been acquired in the ordinary course of business. Each Account Receivable is fully collectible to the extent of the face value thereof (less the amount of the allowance for the doubtful accounts reflected on the Warranted Balance Sheet) not later than thirty (30) days after such account receivable is due, except that a verbal agreement exists between COMPANY and Houston Cutting Tools which provides that Houston Cutting Tools may, at its option, choose to pay its invoices within 60 days without penalty. To COMPANY'S knowledge, no account debtor has any valid setoff, deduction or defense with respect thereto, and no account debtor has asserted any such setoff, deduction or defense. No Account Receivable arises pursuant to an agreement with the United States Government or any agency or instrumentality thereof. The COMPANY shall also provide BUYER with an accurate list of all accounts receivable obtained subsequent to the Warranted Balance Sheet Date. The COMPANY shall provide BUYER with an aging of all accounts and notes receivable showing amounts due in 30 day aging categories upon the execution of this Agreement and an updated aging within 5 days prior to the Closing Date. All of the Accounts Receivable shall be owned by BUYER, free and clear of all liens, subsequent to the execution of this Agreement Also attached hereto and made a part hereof as Schedule 4.1(p-2) is a complete listing of all accounts payable and/or notes payable by Company. ("Accounts Payable"). The Accounts Payable list contains a complete description of debts validly owed by the Company. ANY ACCOUNTS PAYABLE AND/OR NOTES PAYABLE, EXCEPT THOSE WHICH HAVE BEEN INCURRED OR WILL BE INCURRED IN THE ORDINARY COURSE OF BUSINESS SINCE APRIL 30, 1999, WHICH ARE NOT SPECIFICALLY LISTED ON SCHEDULE 4.1(P-2) SHALL BECOME THE SOLE PERSONAL LIABILITY OF THE SOLE MEMBER OF THE COMPANY, AND BUYER WILL NOT ASSUME SAME.

              (Q) CONTRACTS, LEASES, AGREEMENTS AND OTHER COMMITMENTS. COMPANY is not a party to or bound by any oral, written or implied contracts, agreements, leases, powers of attorney, guaranties, surety arrangements or other commitments excluding equipment and furniture leases entered into in the ordinary course of business (which do not exceed $30,000 in liabilities or commitments in the aggregate), except for the following (which are hereinafter collectively called the "Company Agreements"):

                     (i) The leases and agreements described on Schedules 4.1(f), 4.1(j)(i) and (ii) and 4.1(r)(i);

                     (ii) Agreements involving a maximum possible liability or obligation on the part of COMPANY of less than Twenty-Five Thousand Dollars ($25,000) separately or less than One Hundred Thousand Dollars ($100,000) in the aggregate; and

                     (iii) The agreements listed on Schedule 4.1(q).

      The Company Agreements constitute all of the agreements and instruments which are necessary and desirable to operate the business as currently conducted by COMPANY. True, correct and complete copies of each Company Agreement described and listed under subsections

4.1(q)(i) and 4.1(q)(iii) have been made available to BUYER within ten (10) business days prior to the date hereof. The term " Company Agreement" excludes purchase orders entered into in the ordinary course for personalty or inventory which may be returned to the vendor without penalty. All of the Company Agreements are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. All parties to all of the Company Agreements have performed all obligations required to be performed to date under such Company Agreements, and no party is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The consummation of this Agreement and the Acquisition will not result in an impairment or termination of any of the rights of COMPANY under any Company Agreement, except that COMPANY'S current casualty and liability insurance may be cancelled as a result of the Acquisition. None of the terms or provisions of any Company Agreement materially adversely affects the business, prospects, financial condition or results of operations of COMPANY.

              (R) LABOR RELATIONS; EMPLOYEES.

                     (i) Set forth on Schedule 4.1(r)(i) is a list of:

                        (A) All collective bargaining agreements and other agreements requiring arbitration of employment disputes, and any written amendments thereto, as well as all arbitration awards decided under any such agreements, and all oral assurances or modifications, past practices, and/or arrangements made in relation thereto, to which COMPANY is a party or by which it is bound; and

                            (B) All employment agreements, and all severance
agreements which have not been fully performed, to which COMPANY is party or by which it is bound.

                     (ii) Set forth on Schedule 4.1(r)(ii) is a list of all employees of COMPANY, broken down by location, together with their rate of compensation and title.

                     (iii) COMPANY has delivered to BUYER at least ten (10) business days prior to the date hereof or such shorter period as has been agreed to by BUYER, true and correct copies of all of the documents referred to on
Schedule 4.1(r)(i) hereof and all of the personnel policies, employee and/or supervisor handbooks, procedures and forms of employment applications relating to the employees of COMPANY.

                     (iv) There is no union representing or purporting to represent any of the employees of COMPANY, and COMPANY is not subject to or currently negotiating any collective bargaining agreements with any union representing or purporting to represent the employees of any of the foregoing.

                     (v) Except as set forth on Schedule 4.1(r)(v) :

                            (A) There are no strikes, slow downs or other work
stoppages, grievance proceedings, arbitrations, labor disputes or representation questions pending or, to the best knowledge of COMPANY, threatened;

                            (B) COMPANY has, to COMPANY'S knowledge, complied
in all material respects with all laws relating to labor, employment and employment practices, including without limitation, any provisions thereof relating to wages, hours and other terms of employment, collective bargaining, nondiscrimination and the payment of social security, unemployment compensation and similar taxes, and COMPANY is not (1) liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing or (2) delinquent in the payment of any severance, salary, bonus, commission, expenses or other direct or indirect compensation for services performed by any employee to the date hereof, or any amount required to be reimbursed to any employee or former employee. At the time of closing, if Company is liable for any arrearages of wages or any taxes or penalties for failure to comply with the foregoing, such shall be the personal liability of the sole member of Company; and

                        (C) There are no charges, suits, actions, administrative proceedings, investigations and/or claims pending or, to the knowledge of COMPANY, threatened against COMPANY, whether domestic or foreign, before any court, governmental agency, department, board or instrumentality, or before any arbitrator (collectively "Actions"), concerning or in any way relating to the employees or employment practices of COMPANY, including, without limitation, Actions involving unfair labor practices, wrongful discharge and/or any other restrictions on the right of COMPANY to terminate its respective employees, employment discrimination, occupational safety and health, and workers' compensation.

                     (vi) There are no express or implied agreements, policies, practices, or procedures, whether written or oral, pursuant to which any employee of COMPANY is not terminable at will and except as required by law, no employee is entitled to any benefit or to participate in any employee benefit plan of COMPANY following such termination of employment.

                     (vii) COMPANY is not a party to any oral or written (A) agreement with any executive officer or other key employee of COMPANY (1) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving COMPANY of the nature of the transactions contemplated by this Agreement, (2) providing any term of employment or compensation guarantee extending for a period longer than one year, or (3) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment; or (B) agreement or plan which will remain in effect after the Closing, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                     (viii) COMPANY has not taken any action which requires or, taken together with the transactions contemplated hereby, would require the giving of any notice under the Worker Adjustment Retraining and Notification Act or any comparable state or local law or regulation.

                     (ix) Set forth on Schedule 4.1(r)(ix) is a complete listing of all injury reports, worker's compensation reports and claims, safety citations and reports, OSHA reports and all documents relating to any of the foregoing.

              (S) SUPPLIERS AND CUSTOMERS. Schedule 4.1(s) sets forth a complete listing of COMPANY'S suppliers and customers. Except as noted on Schedule 4.1(s), the relationship of COMPANY with its suppliers and clients are good commercial working relationships and no supplier or client of COMPANY has canceled, curtailed or otherwise terminated or, to the knowledge of COMPANY, threatened to cancel or otherwise terminate, his or its relationship with COMPANY.

              (T) CONFLICTING INTERESTS. Except as set forth on Schedule 4.1(t), no director, officer, employee or shareholder of COMPANY, and no relative or affiliate of any of the foregoing (i) sells or purchases goods or services from COMPANY or has any pecuniary interest in any supplier or customer of any of the foregoing or in any other business enterprise with which COMPANY conducts business or with which any of the foregoing is in competition, or (ii) is indebted to COMPANY except for money borrowed and as set forth on the Warranted Balance Sheet. With regard to (ii) above, there exist on the books of COMPANY a certain two loans from COMPANY to Robert C. Archer (in the current amount of $2,007.83) and to Brian S. Mickelson (in the current amount of $139.96). At or before the effective time, these loans are to be forgiven in full by COMPANY; provided that, any and all tax liabilities that arise from or in connection to such loans shall be the personally tax liability of Robert C. Archer and Brian
S. Mickelson, respectively.

              (U) ENVIRONMENTAL PROTECTION. COMPANY has not been notified by any governmental authority, agency or third party, and COMPANY has no knowledge, of any violation by COMPANY of any Environmental Statute (as defined below). All registrations by COMPANY with, licenses from or permits issued by governmental agencies pursuant to environmental, health and safety laws are in full force and effect. The term "Environmental Statutes" means all statutes, ordinances, regulations, orders and requirements of common law concerning discharges to the air, soil, surface water or groundwater and concerning the storage, treatment or disposal of any waste or hazardous substance. To COMPANY'S knowledge, there is no hazardous substance at any premises currently or previously occupied by COMPANY. COMPANY has not received any notice or any request for information, notice of claim, demand or other notification that it may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of hazardous substances. To the knowledge of COMPANY, all hazardous wastes and substances have been stored, treated, disposed of and transported in conformance with all requirements applicable to such hazardous substances and wastes.

              (V) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as and to the extent set forth on the Warranted Balance Sheet or on Schedule 4.1(v), there has not been (i) any material adverse change in the business, assets, properties, results of operations, financial condition or prospects of COMPANY; (ii) any entry by COMPANY into any material commitment or transaction which is not in the ordinary course of business; (iii) any change by COMPANY in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (iv) any declaration, payment or setting aside for payment of any dividends or other distributions (whether in cash, stock or property) in respect of capital membership interest of COMPANY or any Subsidiary, or any direct or indirect redemption, purchase or any other type of acquisition by COMPANY of any membership interest or any other securities for an aggregate sum not in excess of $5,000; (v) any agreement by COMPANY, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section
4.1 untrue or incorrect; (vi) any acquisition of the assets of COMPANY, other than in the ordinary course of business and consistent with past practice and not in excess of $5,000 in the aggregate; or (vii) any execution of any agreement with any executive officer of COMPANY providing for his or her employment, or any increase in the compensation or in severance or termination benefits payable or to become payable by COMPANY to its officers or key employees, or any material increase in benefits under any collective bargaining agreement or in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding (whether or not legally binding) providing benefits to any present or former employee of COMPANY. Since the date of the Warranted Balance Sheet, there has not been and, to the knowledge of COMPANY, there is not threatened, any material adverse change in financial condition, business, results of operations or prospects of the business or any material physical damage or loss to any of the properties or assets of the business or to the premises occupied in connection with the business, whether or not such loss is covered by insurance.

              (W) STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by COMPANY to in connection with the Acquisition or the other transactions contemplated hereby, or any information furnished by COMPANY contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to COMPANY which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of COMPANY or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

       4.2 REPRESENTATIONS AND WARRANTIES OF BUYER.

              As a material inducement to COMPANY to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby, BUYER covenants and agrees to make the following representations and warranties to COMPANY at the Effective Time: Material Adverse Effect as used herein shall be deemed to apply to COMPANY and its Subsidiaries taken as a whole.

              (A) CORPORATE EXISTENCE AND POWER. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The BUYER has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. BUYER is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and Bylaws of BUYER as amended to date are attached hereto as
Schedule 4.2(a) and are made a part hereof.

              (B) CORPORATE AUTHORIZATION. The execution, delivery and performance by the BUYER of the Agreement and the consummation by it of the transactions contemplated hereby are within such organization's corporate powers and, except for any required approval by BUYER shareholders in connection with the consummation of the Acquisition, have been duly authorized by all necessary corporate action. The Agreement constitutes a valid and binding agreement of BUYER, enforceable in accordance with its terms. As of the Effective Time all corporate action on the part of BUYER required under applicable law in order to consummate the Acquisition will have occurred.

              (C) NO CONTRAVENTION. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated thereby will not
(i) conflict with or result in any violation of any provision of the Certificate of Incorporation or Bylaws of BUYER or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of an right or obligation or to loss or a benefit under, any provision of the charter or Bylaws of BUYER or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, incense, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BUYER or its properties or assets, or result in the creation or imposition of any Encumbrance on any asset of BUYER, except, only as to clause
(ii) above, such as is not reasonably likely to have a Material Adverse Effect or prevent BUYER from consummating the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to BUYER in connection with the execution and delivery of this Agreement by either of them or the consummation by either of them of the transactions contemplated hereby.

              (D) CAPITALIZATION.

                     (i) At the Effective Date, the authorized capital stock of the BUYER is as set forth on Schedule 4.2(d) hereto. All outstanding shares of capital stock of BUYER have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights, and upon the issuance of the shares of BUYER Common Stock to be issued in the Acquisition, such shares will be duly authorized, validly issued, fully paid and nonassessable shares of BUYER Common Stock.

                     (ii) BUYER has a sufficient number of its authorized but unissued shares of BUYER Common Stock to permit it to issue the number of shares of BUYER Common Stock due in connection with the Acquisition and the related transactions, as well as all of BUYER'S other obligations to issue shares of BUYER Common Stock upon exercise of any option, warrant or other right to acquire the same.

              (E) FINANCIAL STATEMENTS. The financial statements contained within the SEC Documents, if any, fairly present in all material respects the results of operations, retained earnings and changes in financial position, as the case may be, of the BUYER at and for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to the BUYER, taken as a whole, in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. The books and records, financial and other, of the BUYER are, to the knowledge of the BUYER, in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

              (F) NO VIOLATIONS. Except as described on Schedule 4.2(g) hereto, neither BUYER or any of its subsidiaries has received any written notice from any governmental entity having jurisdiction over it or over any of the real property leased by it of any violation by BUYER or any of its subsidiaries of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by BUYER or any of its subsidiaries.

              (G) NO CONTINGENT LIABILITIES. Except as set forth in the financial statements referred to in Section 4.2(e) above, at the Effective Time, BUYER and each of its subsidiaries shall have no liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise and, to the knowledge of BUYER after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability except as and to the extent reflected on: (i) this Agreement or any Schedule or Exhibit thereto; or (iii) liabilities incurred since the last quarter solely in the ordinary course of business (or in connection with the transactions contemplated hereby) and as accurately reflected on the books and records of BUYER; provided however, that no liability shall be incurred from and after the date hereof which is in contravention of any negative covenant contained herein and applicable to BUYER.

              (H) LITIGATION. Except as set forth in Schedule 4.2(i), there is no action, suit, investigation or proceeding (or, to the knowledge of BUYER, any basis therefor) pending against, or to the knowledge of BUYER threatened, against or affecting BUYER, any of its subsidiaries or any of their properties before any court or arbitrator or any governmental body, agency or official that
(i) if adversely determined against BUYER, would have a Material Adverse Effect on BUYER or COMPANY, taken as a whole, or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Acquisition or any of the other transactions contemplated by the Agreement.

              (I) TAXES. BUYER and each of its subsidiaries have timely filed all tax returns required to be filed by them, or will timely file when due all tax returns required to be filed by them between the date hereof and the Effective Time. BUYER and each of its subsidiaries have paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of BUYER and each of its subsidiaries reflect, or will reflect, adequate reserves for all taxes payable by BUYER and each of its subsidiaries which have been, or will be, accrued but are not yet due. BUYER and each of its subsidiaries are not delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against BUYER and each of its subsidiaries, BUYER and each of its subsidiaries are not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending, or to BUYER'S knowledge, threatened against BUYER and each of its subsidiaries. All taxes which BUYER and each of its subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Neither BUYER or any of its subsidiaries nor any member of any affiliated or combined group of which BUYER is or has been a member has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of BUYER or any of its subsidiaries, except Encumbrances for current taxes not yet due. There are no tax sharing or tax allocation agreements to which BUYER or any of its subsidiaries is now or ever has been a party. BUYER will not be required under Section 481(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to include any material adjustment in taxable income for any period subsequent to the Acquisition. Neither the BUYER or its subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was BUYER or a subsidiary of BUYER) and (b) has no liability for the taxes of any person (other than BUYER or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

              (J) COMPLIANCE WITH LAWS. To the best knowledge of BUYER, neither BUYER nor any of its subsidiaries is in violation of, and has not violated, any applicable provisions of any laws, statutes, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect on COMPANY or BUYER and its subsidiaries, taken as a whole, or constitute a felony. No such laws, statutes, ordinances or regulations require or are reasonably expected to require capital expenditures that are reasonably likely to have a Material Adverse Effect on COMPANY or BUYER and its subsidiaries, taken as a whole. Without limiting the generality of the foregoing, BUYER have all licenses, permits, certificates and authorizations needed or required for the conduct of BUYER business as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a license, permit, certificate or authorization would not have a Material Adverse Effect.

              (K) INVESTMENT BANKING FEES. Except as disclosed on Schedule 4.2(l), there is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, BUYER to act on its behalf who might be entitled to any fee or commission from COMPANY or BUYER or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

              (L) STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by BUYER to COMPANY in connection with the Acquisition or the other transactions contemplated hereby, or any information furnished by BUYER taken as a whole contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to BUYER taken as a whole which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of COMPANY or BUYER taken as a whole or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

                                       5.

                                    ARTICLE V

                            AGREEMENTS OF THE PARTIES

       5.1 ISSUANCE OF MEMBERSHIP INTEREST CERTIFICATES OF COMPANY.

              (a) Between the date hereof and the Effective Time, COMPANY contemplates that it will issue the following membership interest certificates all in a manner in compliance with its Articles of Organization, Regulations and the TBCA and in compliance with applicable federal and state securities laws: additional membership interest certificates of COMPANY Membership Interest to its existing Members (and upon the exercise of outstanding options referred to at subsection (b) hereof) so that upon the Effective Time such existing Members shall beneficially own no more than the maximum number of authorized outstanding certificates of COMPANY Membership Interest;

              (b) Prior to the Effective Time, COMPANY shall cause each holder of a then outstanding option, warrant, or other convertible security to purchase certificates of COMPANY membership interest to receive notice of the proposed Acquisition, and COMPANY shall take whatever other action as may be necessary to cancel such options and warrants on or prior to the Effective Time. At the Effective Time, any such options, warrants and other convertible securities with respect to which the holder thereof has not consented to cancellation or has not otherwise exercised to purchase membership interest certificates of COMPANY will be canceled. Immediately following the Effective Time, each employee membership interest option, membership interest bonus, membership interest award plan or membership interest appreciation right of COMPANY which provides for the issuance of COMPANY membership interest certificates, and no further membership interest awards, membership interest bonuses, membership interest options or membership interest appreciation rights shall be granted thereunder subsequent to the Effective Time.

       5.2 DISCLOSURE DOCUMENTS.

              (a) BUYER shall supply to COMPANY the necessary information in writing, or cause the necessary information to be supplied in writing, relating to BUYER for inclusion in any document(s) to be prepared in connection with any documents to be delivered by COMPANY to its Members in connection with the Acquisition and the member vote with respect to this Agreement as contemplated by Section 3.1.

              (b) COMPANY shall supply to BUYER the necessary information in writing, or cause the necessary information to be supplied in writing, relating to or in connection with the transactions contemplated by this Agreement and any documents to be delivered by BUYER to its shareholders in connection with the special meeting to be convened to approve the transactions contemplated by this Agreement.

       5.3 ACCESS TO INFORMATION.

              At all times prior to the Effective Time or the earlier termination of this Agreement in accordance with the provisions of Section 7, and in each case subject to Section 5.8 below each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

       5.4 CONFIDENTIALITY; NO SOLICITATION.

              (A) CONFIDENTIALITY OF BUYER-RELATED INFORMATION. With respect to information concerning BUYER that is made available to COMPANY pursuant to the provisions of Sections 5.5 and 5.6, COMPANY agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Acquisition and related transactions and shall not disseminate or disclose any of such information other than to it directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Acquisition and the related transactions (each of whom shall be informed in writing by COMPANY of the confidential nature of such information and directed by COMPANY in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 7, COMPANY shall immediately return all such information, all copies thereof and all information, all copies thereof and all information prepared by COMPANY based upon the same, upon BUYER'S request; provided, however, that one copy of all such material may be retained by COMPANY'S outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by COMPANY from a third party entitled to disclose it; (ii) become known publicly other than through COMPANY or any party who received the same through COMPANY provided that COMPANY has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by COMPANY; or (iv) is disclosed with the express prior written consent thereto of BUYER. COMPANY shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (a). Notwithstanding any thing contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

              (B) CONFIDENTIALITY OF COMPANY-RELATED INFORMATION. With respect to information concerning COMPANY that is made available to BUYER pursuant to the provisions of Sections 5.5 and 5.6, BUYER agrees that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Acquisition and the related transactions and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Acquisition and the related transactions (each of whom shall be informed in writing by BUYER, as appropriate, of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of
Section 7, BUYER agrees to return immediately all such information, all copies thereof and all information prepared by either of them based upon the same, upon COMPANY'S request;

provided, however, that one copy of all such material may be retained by BUYER'S general counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by BUYER from a third party entitled to disclose it; (ii) becomes known publicly other than through BUYER or any party who received the same through either of them provided that BUYER has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by BUYER; or (iv) is disclosed with the express prior written consent thereto of COMPANY. BUYER agrees to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the Provisions of this paragraph (b). Notwithstanding any thing contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

              (C) NONDISCLOSURE. Neither BUYER or COMPANY shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to the other party hereto, other than with the express prior written consent of the other party hereto, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representative who need to know such information for the sole purpose of evaluating the Acquisition, and to any party whose consent is required in connection with the Acquisition or this Agreement. The parties anticipate issuing a mutually acceptable, joint press release announcing the execution of this Agreement and the consummation of the Acquisition.

              (D) NO SOLICITATION. At all times prior to the Effective Time or the earlier termination of this Agreement in accordance with the provisions of
Section 7, COMPANY will not, directly or indirectly, through any officer, director, agent or otherwise: (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of assets of or any equity interest in COMPANY or any tender offer (including a self-tender offer), exchange offer, merger, consolidation, business combination, sale of a substantial amount of assets or sale of securities, liquidation, dissolution or similar transaction involving COMPANY (a "Transaction Proposal"); (b) enter into or participate in any discussions or negotiations regarding a Transaction Proposal, or furnish to any other person or entity any information with respect to the business, properties or assets of COMPANY in connection with a Transaction Proposal; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek a

Transaction Proposal. COMPANY shall promptly notify BUYER if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto is made.

       5.5 INTERIM OPERATIONS.

              During the period from the date of this Agreement and continuing until the Effective Time:

              (A) INTERIM OPERATIONS OF COMPANY. COMPANY agrees (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that BUYER shall otherwise consent in writing) that as to COMPANY:

                     (I) ORDINARY COURSE. COMPANY shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it;

                     (II) DIVIDENDS; CHANGES IN MEMBERSHIP INTEREST. COMPANY shall not and shall not propose to (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of its capital membership interest, (b) split, combine or reclassify any of its capital membership interest or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for certificates of its membership interest (c) redeem, repurchase or otherwise acquire any certificates of its capital membership interest or (d) otherwise change its capitalization.

                     (III) ISSUANCE OF MEMBERSHIP INTEREST. Except as contemplated by this Agreement, COMPANY shall not sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any membership interest of any class or securities convertible into, or rights, warrants or options to acquire, any such membership interest certificates or other convertible securities (other than the issuance of certificates of COMPANY Membership Interest upon the exercise or conversion, if any, of currently outstanding COMPANY membership interest options).

                     (IV) GOVERNING DOCUMENTS. COMPANY shall not amend its articles of organization or its Regulations.

                     (V) NO DISPOSITIONS. COMPANY shall not, except for that certain file server which is to be relocated and recabled at Tucker Lithographic, Inc.'s leased premises, sell, lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material or any other assets except in the ordinary course of business consistent with prior practice.

                     (VI) INDEBTEDNESS. COMPANY shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of COMPANY or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice provided that in no event shall COMPANY incur or otherwise guaranty any indebtedness in any aggregate amount in excess of $20,000.

                     (VII) BENEFIT PLANS; ETC. COMPANY shall not adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein).

                     (VIII) EXECUTIVE COMPENSATION. COMPANY shall not grant to any executive officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer. With regard to (viii) above, there exist on the books of COMPANY a certain two loans from COMPANY to Robert C. Archer (in the current amount of $2,007.83) and to Brian S. Mickelson (in the current amount of $139.96). At or before the effective time, these loans are to be forgiven in full by COMPANY; provided that any and all tax liabilities that arise from such loans shall be the personal liability of Robert C. Archer and Brian S. Mickelson, respectively.

                     (IX) ACQUISITIONS. COMPANY shall not acquire (by merger, consolidation or acquisition of membership interest or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity;

                     (X) TAX ELECTIONS. COMPANY shall not make any material tax election or settle or compromise any material federal, state, local or foreign tax liability;

                     (XI) WAIVERS AND RELEASES. COMPANY shall not waive, release, grant or transfer any rights of material value or modify or change in any material respect any Company Agreement other than in the ordinary course of business and consistent with past practice.

                     (XII) OTHER ACTIONS. COMPANY shall not enter into any agreement or arrangement to do any of the foregoing. COMPANY shall not take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of COMPANY set forth in this Agreement becoming untrue in any material respect.

              (B) INTERIM OPERATIONS OF BUYER. BUYER agrees (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto or to the extent that COMPANY shall otherwise consent in writing) that:

                     (I) ORDINARY COURSE. BUYER shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization (provided that such obligation shall not relate to the officers and employees of BUYER or any of its subsidiaries) and preserve its relationships with customers, suppliers and others having business dealings with it.

                     (II) DIVIDENDS; CHANGES IN STOCK. BUYER shall not (and shall not propose to) (a) declare or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.

                     (iii) NO DISPOSITIONS. BUYER shall not sell, lease, pledge, encumber or otherwise dispose of, or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material, or any other assets except in the ordinary course of business consistent with prior practice.

                     (IV) INDEBTEDNESS. BUYER shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice.

                     (V) OTHER ACTIONS. BUYER shall not enter into any agreement or arrangement to do any of the foregoing. BUYER shall not take any action, or fail to take any action, that is reasonably likely to result in any of their representations and warranties set forth in this Agreement becoming untrue in any material respect.

       5.6 CONSENTS.

            BUYER and COMPANY shall cooperate and use their best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement; provided, however, that no loan agreement or contract for borrowed monies shall be repaid and no contract shall be amended materially to increase the amount payable thereunder or otherwise to be materially more burdensome in order to obtain any such consent, approval or authorization without first obtaining the written approval of the other parties hereto. After the Closing, the sole Member and COMPANY will use their best efforts to obtain any consents required in connection with the transaction contemplated hereby that are requested by BUYER and that have not been previously obtained.

5.7   FILINGS.

            BUYER and COMPANY shall, as promptly as practicable, make any required filing, and any other required submissions, under any law, statute, order rule or regulation with respect to the Acquisition and the related transactions and shall cooperate with each other with respect to the foregoing.

5.8   ALL REASONABLE EFFORTS.

            Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the boards of directors of the parties hereto to their respective shareholders, as advised by their counsel, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonable practicable, to consummate the Acquisition and the other transactions contemplated by this Agreement.

5.9   PUBLIC ANNOUNCEMENTS.

            BUYER and COMPANY shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Acquisition, this Agreement or the other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement without prior consultation with the other parties, except as may be required by law or, with respect to BUYER, by obligations pursuant to any listing agreement with an national securities exchange.

5.10  NOTIFICATION OF CERTAIN MATTERS.

            COMPANY shall give prompt notice to BUYER, and BUYER shall give prompt notice to COMPANY, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect, as to COMPANY, at or prior to the Effective Time, and, as to BUYER, at or prior to the Effective Time and (b) any material failure of COMPANY, on the one hand, or BUYER, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement as expressly provided in this Agreement.

5.11  EXPENSES.

            Except as otherwise expressly provided herein, all costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Acquisition is consummated.

       5.12 DELIVERY OF PROXY BY COMPANY MEMBER.

            The sole Member of COMPANY shall deliver to BUYER or to BUYER'S duly authorized representative a proxy which shall entitle BUYER or its duly authorized representative to vote the membership interest certificates of COMPANY owned by the COMPANY members meeting referred to in Section 3.1 herein, in favor of the Agreement and in opposition to any other Transaction Proposal, and which proxy shall be in form and substance reasonably acceptable to the parties hereto.

                                   ARTICLE VI

                 CONDITIONS TO CONSUMMATION OF THE ACQUISITION

       6.1 CONDITIONS TO COMPANY'S OBLIGATIONS.

            The obligations of COMPANY to consummate the Acquisition and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by COMPANY) at or prior to the Effective Time (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

              (a) The representations and warranties of BUYER set out in this Agreement shall be true and correct in all material respects at and prior to the Effective Time.

              (b) BUYER shall have complied in a timely manner and in all material respects with the respective covenants and agreements set out in this Agreement.

              (c) The shareholders of BUYER shall have approved the Acquisition in accordance with the provisions of the DGCL.

              (d) At the Effective Time the officers of COMPANY shall tender their immediate resignations from office.

              (e) COMPANY shall be reasonably satisfied that the Acquisition results in a tax-free reorganization under the Code.

              (f) Members shall forgive all indebtedness to the COMPANY.

              (g) All members, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Acquisition shall have been secured.

              (h) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Acquisition or the related transactions.

              (i) In the event any condition precedent set forth in this Section
6.1 shall not have been met, the sole remedy of COMPANY shall be either to waive such failure and proceed to close hereunder, or to terminate this Agreement in which event neither COMPANY nor BUYER shall have any claim or action against the other.

       6.2 CONDITIONS TO BUYER'S OBLIGATIONS.

              The obligations of BUYER to consummate the Acquisition and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by BUYER) at or prior to the Effective Time (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

              (a) Holders of not more than five percent (5%) of the outstanding COMPANY Membership Interest shall have filed with COMPANY, prior to the COMPANY members meeting at which a vote is to be taken with respect to a proposal to approve this Agreement, a written objection to such proposed action, as required by Article 5.12A(l)(a) of the TBCA in order for such member to perfect the right to dissent from such proposed action.

              (b) The representations and warranties of COMPANY set out in this Agreement shall be true and correct in all material respects at and as of the Effective Time.

              (c) Between the date hereof and the Effective Time, the COMPANY Options shall be exercised and the appropriate membership interest certificates of COMPANY Membership Interest shall be issued. In the event any COMPANY Options remain outstanding, prior to the Effective Time, then COMPANY shall take any and all actions necessary to cancel such COMPANY Options.

              (d) To the extent practicable under the circumstances and time constraints of this Acquisition, COMPANY shall have complied in a timely manner and in all material respects with its covenants and agreements set out in this Agreement.

              (e) All managers, members, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Acquisition shall have been secured.

              (f) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Acquisition or the related transactions.

              (g) COMPANY shall have approved the Acquisition in accordance with the TBCA and each of the other proposals set forth in the Proxy Statement which are a condition precedent to the consummation of the Acquisition.

                                   ARTICLE VII

                                   TERMINATION

       7.1 TERMINATION.

            This Agreement may be terminated and the Acquisition may be abandoned at any time prior to the Effective Time, whether before or after the vote of the sole member of COMPANY and the shareholders of BUYER:

              (a) by mutual written consent of the board of directors of BUYER and sole member of COMPANY:

              (b) by BUYER or COMPANY:

                     (i) if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

              (c) by COMPANY if any of the conditions specified in Section 6.1 have not been met or waived by COMPANY at such time as such condition can no longer be satisfied; or

              (d) by BUYER if any of the conditions specified in Section 6.2 have not been met or waived by at such time as such condition can no longer be satisfied.

       7.2 NOTICE AND EFFECT OF TERMINATION.

              In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect without any liability on the part of any party or its directors, managers, officers, members or shareholders. Nothing contained in this Section 7.2 shall relieve any party from any liability for any breach of this Agreement.

       7.3 EXTENSION; WAIVER.

            Any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

       7.4 AMENDMENT AND MODIFICATION.

            This Agreement may be amended, whether before or after the vote of the sole member of COMPANY or shareholders of BUYER, by written agreement of BUYER and COMPANY; provided, however, that after the approval, if any, of this Agreement by the sole member of COMPANY, no such amendment shall reduce or change the consideration to be received by the sole member of COMPANY in connection with the Acquisition as set out in Section 1.3 hereof or shall otherwise adversely affect the rights under this Agreement of the sole member of COMPANY without the approval of such adversely affected member. This Agreement may not be amended except by an instrument in writing signed on behalf of BUYER and COMPANY.

                                  ARTICLE VIII

                                 INDEMNIFICATION

       8.1 INDEMNITY OBLIGATIONS.

            COMPANY'S agrees to indemnify and hold the BUYER (including its officers, directors, employees and agents) harmless from and against any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys' fees) ("Indemnified Amounts") incurred by the BUYER as a result of
(a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by or on behalf of COMPANY in this Agreement, (b) any violation or breach by COMPANY of or default by COMPANY under the terms of this Agreement, (c) any act or omission occurring, or condition or circumstances existing, prior to the Closing Date, or any condition or circumstances caused by any act or omission occurring prior to the Closing Date, COMPANY or with respect to the Company Membership Interest or the COMPANY business not fully covered by a specific accrual liability or reserve on the unaudited financial statements, including the items set forth in the attached Schedules (d) any product liability or other claims concerning services provided or products sold by the COMPANY prior to the Closing Date not fully covered by a specific accrual liability or reserve on the audited financial statements and (e) any debts, liabilities or obligations of COMPANY, direct or indirect, fixed, contingent or otherwise, that are not expressly assumed by BUYER in this Agreement and not expressly listed on the Warranted Balance Sheet and Schedule 4.1(p-2)(Accounts Payable). The foregoing is not an exclusive remedy, and BUYER shall be entitled to recover its reasonable and necessary attorneys' fees and litigation costs and expenses incurred in connection with successful enforcement of its rights under this Section.

            BUYER agrees to indemnify and hold COMPANY and MEMBER harmless from and against any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorney's fees) ("Indemnified Amounts") incurred by the COMPANY or Member as a result of (a) any error, inaccuracy, breach or misrepresentation in any of the representations and warranties made by BUYER in this Agreement, (b) any violation or breach by BUYER of or default by BUYER under the terms of this Agreement, (c) any act or omission occurring, or condition or circumstances existing, prior to the Closing Date, or any condition or circumstances caused by any act or omission occurring prior to the Closing Date, by BUYER or with respect to BUYER business not fully covered by a specific accrual liability or reserve on the unaudited financial statements, including the items set forth in the attached Schedules. BUYER agrees to indemnify and hold COMPANY and Member harmless from any failure by BUYER to discharge fully or otherwise perform its obligation with regard to all debts, liabilities or obligations of COMPANY, direct or indirect, fixed, contingent or otherwise, that are expressly assumed by BUYER in this Agreement. Such debts, liabilities or obligations of COMPANY include, in addition to those listed on the Warranted Balance Sheet and Schedule 4.1 (p-2) (Accounts Payable), the COMPANY'S accounts with or vendor/creditor customer relationships with the following entities:
Intertel (lease purchase of COMPANY telephone system; Morgan Group (Landlord/Property Manager of COMPANY'S leased premises); Houston, Lighting and Power; Southwestern Bell (telephone service including ISDN line); Fortis (Group Insurance, including Life Insurance Provider); Insync (companies internet service provider); Sparkletts (Water machine and delivery service). The foregoing is not an exclusive remedy, and COMPANY and/or Member shall be entitled to recover his reasonable and necessary attorney's fees and litigation costs and expenses incurred in connection with successful enforcement of their rights under this Section.

       8.2 SURVIVAL

      The representations, warranties and indemnities set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall be continuing and shall survive the Closing. The covenants and agreements entered into pursuant to this Agreement to be performed after the Closing shall survive the Closing without limitation.

                                       9.

                                   ARTICLE IX

                                  MISCELLANEOUS

       9.1 NOTICES.

              All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, or upon the second business day after it shall have been deposited by certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

                  if to COMPANY, to it at:
                  Archer-Mickelson Technologies, L.L.C.
                  5003 Mimosa
                  Houston, TX  77401
                  Attn: Robert Archer

                  if to BUYER to it at:
                  ClearWorks Technologies, Inc.
                  2450 Fondren, Suite 200B
                  Houston, Texas 77063
                  Attn: Shannon D. McLeroy, President
                  Fax (713) 334-6565

       9.2 ENTIRE AGREEMENT; ASSIGNMENT.

            This Agreement, including all Exhibits and Schedules hereto, (a) constitutes the entire agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and
(b) shall not be assigned by operation of law or otherwise, provided that, subject to any approvals required by applicable law, BUYER may assign its respective rights and obligations to any majority-owning or owned, direct or indirect, parent, subsidiary or subsidiaries of BUYER, but no such assignment shall relieve BUYER of its obligations under this Agreement.

       9.3 BINDING EFFECT; BENEFIT.

              This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

       9.4 HEADINGS.

              The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

       9.5 COUNTERPARTS.

              This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

       9.6 GOVERNING LAW.

              This agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

       9.7 ARBITRATION.

              If a dispute arises as to the interpretation of this Agreement, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by COMPANY, one by the BUYER and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The arbitration shall take place in Houston, Texas. The decision of a majority of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.

       9.8 LIMITATION ON INTEREST.

            Regardless of any provision contained herein or any other document executed in connection with this Agreement, the parties hereto shall not be obliged to pay, and the parties hereto shall never be entitled to charge, reserve, receive, collect or apply, as interest (it being understood that interest shall be calculated as the aggregate of all charges that are contracted for, charged, reserved, received, collected, applied or paid that constitute interest under applicable law) payable hereunder any amount in excess of the maximum nonusurious contract rate of interest allowed from time to time by applicable law, and in the event any of the parties hereto ever charges, reserves, receives, collects or applies, as interest, any such excess, at the option of the payor of such interest, such amount shall be deemed a partial prepayment of the amount payable hereunder or promptly refunded to the payor of such interest.

       9.9 TITLE AND RISK OF LOSS.

            Title to, liability for and in connection with, and risk of loss of COMPANY Membership Interest shall remain with the Member in every instance until the Closing.

       9.10 SEVERABILITY.

            If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

       9.11 REMEDIES CUMULATIVE.

      No right or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or equity.

       9.12 CERTAIN DEFINITIONS.

            As used herein:

              (A) "AFFILIATE" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended to date (the "Exchange Act");

              (B) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Houston, Texas;

              (C) "KNOWLEDGE" shall mean the actual current knowledge of the executive management of the party to this Agreement to whom knowledge is ascribed together with the knowledge such executive management should reasonably be expected to have in the performance of its duties and responsibilities.

              (D) "MATERIAL ADVERSE EFFECT" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its subsidiaries, if any, taken as a whole;

              (E) "PERSON" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof; and

              (F) "SUBSIDIARY" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which is owned directly or indirectly, or a majority of the board of directors of which may be elected, by such entity.

            IN WITNESS WHEREOF, BUYER and COMPANY have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                                    CLEARWORKS TECHNOLOGIES, INC.

                                    By:  ______________________________
                                         Name:  _______________________
                                         Title: _______________________

                                    ARCHER-MICKELSON TECHNOLOGIES, L.L.C.

                                    By:  ______________________________
                                         Name:  _______________________
                                         Title: _______________________


                                       37